CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100
AUSTIN, TEXAS 78729-1707
512-249-7000

306 WEST SEVENTH STREET, SUITE 302
FORT WORTH, TEXAS 76102-4987
817-336-2461
www.cgaus.com

1000 LOUISIANA STREET, SUITE 1900
HOUSTON, TEXAS 77002-5008
713-651-9944

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm in the form and context in which they appear in the Current Report on Form 8-K of PEDEVCO Corp. (the "Company") dated on or about March 7, 2022 (the "Current Report"), and to the inclusion and use in the Current Report of our report dated February 22, 2022, entitled "PEDEVCO Corp. Interests – Various Oil Properties in Colorado & New Mexico – Total Proved Reserves as of December 31, 2021" (the "Report"), and the information from our Report contained in the Current Report, the incorporation by reference of the Report in the Current Report, and the filing of the Report as Exhibit 99.3 to the Current Report. We also consent to the incorporation by reference in the (a) Registration Statement of the Company on Form S-8 (File No. 333-227566), (b) Registration Statement of the Company on Form S-8 (as amended)(File No. 333-192002), (c) Registration Statement of the Company on Form S-3 (File No. 333-250904), (d) Registration Statement of the Company on Form S-8 (File No. 333-201098), (e) Registration Statement of the Company on Form S-8 (File No. 333-207529), (f) Registration Statement of the Company on Form S-8 (File No. 333-215349), (g) Registration Statement of the Company on Form S-8 (File No. 333-222335), (h) Registration Statement of the Company on Form S-8 (File No. 333-233525), and (i) Registration Statement of the Company on Form S-8 (File No. 333-259248), of the Report and all references to our firm and the information from our Report.

Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

By: /s/ W. Todd Brooker
Name: W. Todd Brooker
Title: President

Cawley, Gillespie & Associates, Inc.
13640 Briarwick Drive, Suite 100
Austin, Texas 78729

March 7, 2022